FIFTH AMENDMENT OF LEASE


         THIS FIFTH AMENDMENT OF LEASE, made this 13th day of December, 1996, between Glaxo Wellcome Inc., successor to Glaxo Inc., a North Carolina Corporation, successor in interest to Imperial Center Partnership and Petula Associates, Ltd., hereinafter called "Landlord," and Embrex, Inc., a North Carolina Corporation, hereinafter called "Tenant," which terms "Landlord" and "Tenant" shall include, whenever the context admits or requires, singular or plural, and the heirs, legal representatives, successors and assigns of the respective parties.

                                   WITNESSETH:

         WHEREAS, by Lease Agreement dated December 9, 1986, First Amendment of Lease dated June 11, 1987, Second Amendment of Lease dated December 1, 1988, Third Amendment of Lease dated May 2, 1989, and Fourth Amendment of Lease bearing execution dates of September 23, 1994 for Tenant and October 5, 1994 for Landlord, hereinafter collectively referred to as the "Lease," Tenant has leased and demised certain premises situated at 1035 Swabia Court in Imperial Center Business Park, County of Durham, State of North Carolina, for an initial term of ten (10) years, subject to the covenants and conditions particularly set forth in said Lease; and

         WHEREAS, at the end of the initial term Tenant has the option to exercise an extension of the Lease for an additional five (5) year period; and

         WHEREAS, the parties desire to amend the Lease to extend the term for an additional five (5) years, subject to the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the sum of One and No/100 Dollars ($1.00), and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto agree, each with the other, as follows:

1.       PARAGRAPH 1.  PREMISES is hereby amended to read:

                  1. PREMISES. That the Landlord, in consideration of the covenants of the Tenant, does hereby lease and demise unto said Tenant, and the Tenant does hereby agree to take and lease from the Landlord for the term hereinafter specified, the following described premises:

                           Warehouse and manufacturing and office space containing approximately 23,209 square feet situated at 1035 Swabia Court, Morrisville, County of Durham, State of North Carolina, and more particularly designated in Exhibit "A" attached hereto and incorporated herein.

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2.       EXHIBIT "A" of the Lease is hereby amended by substituting  Exhibit "A"
         attached  hereto and  incorporated herein by reference.

3.       The first sentence of PARAGRAPH 2.  TERM is hereby amended to read:

                  2. TERM. For the Tenant to have and hold the leased premises for an initial term of ten (10) years commencing the 1st day of April, 1987, and ending the 31st day of March, 1997, and for an additional term of five (5) years commencing on the 1st day of April, 1997, and ending on the 31st day of March, 2002.

4. Attachment 2-A is hereby amended to add the following rental information for the additional five (5) year period, which is referenced as years 11 through 15:


 ----------------------- ---------------- ---------------------- ----------------------

   Additional
     Lease
    Period               P.S.F.              Monthly               Annually
----------------------- ---------------- ---------------------- ----------------------
----------------------- ---------------- ---------------------- ----------------------

Year 11                    $8.47             $16,381.69            $196,580.23
----------------------- ---------------- ---------------------- ----------------------
----------------------- ---------------- ---------------------- ----------------------

Year 12                    $8.72             $16,865.21            $202,382.48
----------------------- ---------------- ---------------------- ----------------------
---------------------- ---------------- ---------------------- ----------------------

Year 13                    $8.99             $17,387.41            $208,648.91
----------------------- ---------------- ---------------------- ----------------------
----------------------- ---------------- ---------------------- ----------------------

Year 14                    $9.26             $17,909.61            $214,915.34
----------------------- ---------------- ---------------------- ----------------------
----------------------- ---------------- ---------------------- ----------------------

Year 15                    $9.53             $18,431.81            $221,181.77
----------------------- ---------------- ---------------------- ----------------------



5. PARAGRAPH 15. INSURANCE is amended by deleting the fourth sentence, which reads:

                  Tenant's pro rata share of said insurance cost shall be computed using the ratio of the Leased Premises (13,470 S.F.) to the total square footage of the building (49,200 S.F.).

         and inserting the following sentence in lieu thereof:

                  Tenant's pro rata share of said insurance cost shall be 29.435%, which is the ratio calculated by dividing the square footage of the Leased Premises of 23,209 by the total square footage of the building of 78,848.



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6.       PARAGRAPH 18.  TAXES is amended by deleting the fifth sentence, which reads:

                  Tenant's pro rata share of said ad valorem taxes shall be computed using the ratio of the Leased Premises (13,470 S.F.) to the total footage of the building (49,200 S.F.).

         and by inserting the following in lieu thereof:

                  Tenant's pro rata share of said ad valorem taxes shall be 29.435%, which is the ratio calculated by dividing the square footage of the Leased Premises of 23,209 by the total square footage of the building of 78,848.

7. PARAGRAPH 30. NOTICES is deleted in its entirety, and the following provision is inserted in lieu thereof:

                  30. NOTICES. All notices, required or allowed hereunder, shall be sent to the parties as provided herein, in writing, and shall be delivered (i) personally, (ii) by registered or certified mail, postage prepaid, return receipt requested,
                  (iii) by nationally recognized overnight courier service, or
                  (iv) by facsimile where such notice is electronically confirmed as received and is followed by delivery of a copy of such notice in a manner described in (i), (ii), or (iii), to the following addresses of the respective parties:

                  If to Landlord:   Glaxo Wellcome Inc.
                                    Five Moore Drive
                                    Research Triangle Park, North Carolina 27709
                            ATTN:   Director of Real Estate
                  with a copy to:   General Counsel

                    If to Tenant:   Embrex, Inc.
                                    1035 Swabia Court
                                    Durham, North Carolina 27703

                  All notices shall be deemed communicated upon first delivery to the address stated above as described in (i) - (iv) above. A party may change its address listed above by notice to the other party.



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8.       PARAGRAPH 4 of the Fourth Amendment to Lease is amended by deleting from the first sentence the phrase, "over a five year period," and by deleting the last sentence, which reads:

                  At the end of the lease term Tenant will pay Landlord $12,753, the unamortized portion of the balance on said lab furniture and equipment.

         and inserting the following sentences at the end of PARAGRAPH 4:

                  In addition to all other rent due hereunder, Tenant shall pay Landlord each month of years 11 through 15 of the Term, at the same time it makes its rent payments, an additional sum of $264.73 and in this manner at the end of year 15 will have fully paid Landlord for the laboratory furniture and equipment being purchased. All of Landlord's remedies for nonpayment of rent shall also apply to the nonpayment of any monthly installment of the laboratory furniture and equipment purchase which is due but not made.

9. It is understood and agreed that the First Right of Refusal set forth in Lease Addendum No. 4 and the Buyout Provision set forth in Lease Addendum No. 3 are null and void and of no further force or effect.

         That except as herein modified, said Lease, as amended, shall remain in full force and effect and the covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns, and any number and gender shall include the other number and gender.

         IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment of Lease.

LANDLORD:

GLAXO WELLCOME INC.


By:  /s/ Manuel C. Silva
     -------------------
Its   Vice President - Corporate Engineering
      --------------------------------------

         Attest:_______________________________      [Corporate Seal]
                  ______________ Secretary

TENANT:

EMBREX, INC.


By:  /s/ Randall L. Marcuson
Its   President and CEO

         Attest: Don T. Seaquist                              [Corporate Seal]
                 Corporate Secretary



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STATE OF ______________________     (Corporate Notary)
COUNTY OF ____________________

         I, ______________________, a Notary Public, certify that
_________________________ personally came before this day and acknowledged that s/he is _________________ Secretary of ____________________________, a
Corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its ______________ President, sealed with its corporate seal, and attested by him/herself as its _________________ Secretary.

     WITNESS my hand and notarial seal this _____ day of _______________, 19___.

     My Commission Expires:____________
     ______________________________
                                                         Notary Public








STATE OF NORTH CAROLINA             (Corporate Notary)
COUNTY OF DURHAM

         I, Colleen S. Loree, a Notary Public, certify that Don T. Seaquist personally came before this day and acknowledged that he is Corporate Secretary of Embrex, Inc., a Corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its ______________ President, sealed with its corporate seal, and attested by him/herself as its Corporate Secretary.

      WITNESS my hand and notarial seal this 13th day of December, 1996.

      My Commission Expires: April 15, 2001                /s/ Colleen S. Loree
                             --------------                --------------------
                                                           Notary Public
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